Exhibit 16
September 20, 2005
Securities and Exchange Commission
Washington, DC 20549
Dear Sir or Madam:
We have read Item 4 of the Form 8-K of FullNet Communications, Inc. dated September 20, 2005, and agree with the statements concerning our Firm contained therein.
Very truly yours,
/s/ Evans, Gaither & Associates, PLLC